Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)

InflaRx N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, nominal value €0.12	457(o)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Debt	Debt Securities	457(o)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Other	Warrants	457(o)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Other	Purchase Contracts	457(o)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Other	Units	457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	—	—	$250,000,000	0.00013810	$34,525.00	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—
	Total Offering Amounts				—	$250,000,000		$34,525.00	—	—	—	—
	Total Fees Previously Paid				—	—	—	—	—	—	—	—
	Total Fee Offsets				—	—	—	$6,685.21	—	—	—	—
	Net Fee Due							$27,839.79

(1)
The registrant is registering an indeterminate number of ordinary shares, warrants, purchase contracts and units and an indeterminate principal amount of debt securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities as may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(2)
Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Newly Registered Securities
Rule 457(p)
Fee Offset Claims	InflaRx N.V.	(1)	F-3	333-273058	06/30/2023	—	$6,685.21	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$60,664,292.75
Fee Offset Sources	InflaRx N.V.	(2)	F-3	333-273058	—	06/30/2023	—	—	—	—	—	$6,685.21

Explanation for the basis of the claimed offset:

(1)
On June 30, 2023, the Registrant initially filed a registration statement on Form F-3 (File No. 333-273058), which was declared effective on July 11, 2023 (the “Prior Registration Statement”), registering securities with a maximum aggregate offering price of $250,000,000, for which the Registrant paid an aggregate registration fee of $27,550.00 (calculated at the filing fee rate of $110.20 per $1,000,000, which was in effect at the time of the filing of the Prior Registration Statement).

Pursuant to Rule 415(a)(5) under the Securities Act, the Prior Registration Statement has expired. At the time of the expiration of the Prior Registration Statement, the Registrant had sold an aggregate of $189,335,707.25 of securities thereunder (consisting of (i) $29,993,250 of ordinary shares and pre-funded warrants sold in an underwritten public offering completed in February 2025, (ii) $150,000,000 of ordinary shares sold in an underwritten public offering completed in May 2026 and (iii) $9,342,457.25 of ordinary shares sold under an at-the-market offering program), and there remained unsold $60,664,292.75 of securities registered under the Prior Registration Statement (the “Unsold Securities”), for which the Registrant paid an aggregate registration fee of $6,685.21 (calculated at the filing fee rate that was in effect at the time of the filing of the Prior Registration Statement).

Offset Note(s)

(2)
Pursuant to Rule 457(p), the Registrant is offsetting $6,685.21 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the Unsold Securities under the Prior Registration Statement.